Exhibit 12.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

Thanksgiving Coffee Company, Inc.

(Exact name of registrant as specified in charter)

California	33-960-70-LA	94-2823626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 S. Harbor Dr., Fort Bragg, CA	95437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 964-0118

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Thanksgiving Coffee Company, Inc. (the “Company”) held on January 14, 2010, the shareholders elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified. Shareholders also ratified the Company’s selection of Schumacher & Associates to serve as the Company’s independent registered public accounting firm for fiscal 2010.

The table below shows the voting results:

Election of Directors	For	Against	Abstentions
Paul Katzeff	983,311	0	450

Joan Katzeff	983,311	0	450

Nicholas Hoskyns	983,311	0	450

Sam Kraynek	983,761	0	0

Ratification of independent registered public accounting firm	983,761	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Thanksgiving Coffee Company Inc.

Date: January 18, 2011	By:	/s/ Sam Kraynek
Sam Kraynek
Chief Executive Officer and Chief Financial Officer